                                                                    EXHIBIT 23.4

                           CONSENT OF CARL D. COVITZ

    I hereby consent to being named a proposed director of Arden Realty Group, Inc. and to the use of my name under the heading "MANAGEMENT" in the Prospectus which is part of this Registration Statement filed by Arden Realty Group, Inc. on Form S-11, and to the use of my name wherever appearing in this Registration Statement and the related Prospectus, and any amendments thereto.

Dated: July 16, 1996

                                          By:         /s/ CARL D. COVITZ

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                                                       Carl D. Covitz